Exhibit 99.1
Secureworks Reports First Quarter Fiscal 2021 Results

News Summary

•	First quarter revenue of $141.2 million grew 6.3 percent year-over-year, with 25 percent growth year-over-year internationally.

•	40 percent sequential growth in annual recurring revenue from its Red Cloak™ Threat Detection and Response (TDR) software and Managed Detection and Response (MDR) offerings.

•	Record quarterly incident response revenue, as Secureworks leveraged its resilient workforce to help global customers safely operate in their evolving remote landscapes.

•	Net loss of $0.09 per share and non-GAAP net income per share of $0.03 improved over the first quarter of fiscal 2020.

•	GAAP net loss of $7.5 million in the first quarter of fiscal 2021, down from $8.3 million in the first quarter of fiscal 2020.

ATLANTA, Ga, June 4, 2020 - Secureworks (NASDAQ: SCWX), the essential cybersecurity company for the digitally connected world, today announced financial results for its first fiscal quarter, which ended on May 1, 2020.

First Quarter Fiscal 2021 Financial Results Highlights

•	For the first quarter of fiscal 2021, both GAAP and non-GAAP revenue increased 6.3 percent to $141.2 million from $132.8 million in the first quarter of fiscal 2020.

•
GAAP gross margin increased to 55.4 percent in the first quarter of fiscal 2021, from 52.7 percent in the same period last year. Non-GAAP gross margin increased to 58.1 percent from 55.5 percent in the first quarter of fiscal 2020.

•
GAAP net loss was $7.5 million, or $0.09 per share, in the first quarter of fiscal 2021, down from $8.3 million, or $0.10 per share, in the prior year. Non-GAAP net income was $2.5 million, or $0.03 per share, in the first quarter of fiscal 2021, compared with a non-GAAP net loss of $1.9 million, or $0.02 per share, in the same prior year period.

•	Adjusted EBITDA for the quarter increased to $5.6 million from $0.8 million in the first quarter of fiscal 2020.

•	Secureworks ended the first quarter with $156 million in cash and cash equivalents.
“I’m proud of how we helped customers secure their business landscape while continuing our transformation to a software company with security at its core,” said Michael R. Cote, Chief Executive Officer of Secureworks. “Ultimately, we’re keeping our customers around the world safer, as we successfully transitioned to a remote workforce.”
“We’re pleased with our first quarter fiscal 2021 results and our continued momentum, with a year-over-year reduction in GAAP net loss, and year-over-year improvement in adjusted EBITDA and GAAP and non-GAAP gross margin,” said Paul Parrish, Chief Financial Officer of Secureworks.

Highlights include:

•
During the first quarter of fiscal 2021, differentiated customer value drove continued momentum in the Company’s SaaS-based solutions, with 40 percent sequential growth in annual recurring revenue from its Red Cloak Threat Detection and Response (TDR) software and Managed Detection and Response (MDR) offerings.

•
The Company and its Red Cloak TDR software cloud-native SaaS application earned high marks in the MITRE ATT&CK® Evaluation of 21 vendor solutions conducted by independent cybersecurity authority The MITRE Corporation. Secureworks’ TDR offering performed well across the visibility and detection threat landscape, particularly in its ability to make early threat detections.

•
Secureworks continued to advance its delivery of software-based solutions to customers with new support for VMware Carbon Black Cloud endpoints; a new MDR Manager Dashboard, providing customers with full transparency into how the software is performing on their behalf; advanced search capabilities that now aid customers in threat hunting; nearly 40 additional security telemetry integrations; and expanded security analytics and detectors.

•
The Secureworks team responded to COVID-19 market demands by quickly pivoting to remote delivery methods and a nearly 100 percent remote workforce, continuing to deliver the Company’s products and solutions seamlessly to its worldwide customer base.

•
In response to the global pandemic, Secureworks brought new capabilities - including remote access vulnerability assessment, flexible incident management retainers, and security assessments - to customers.

Conference Call Information
As previously announced, the Company will hold a conference call to discuss its first quarter fiscal 2021 results on June 4, 2020, at 8:00 a.m. U.S. ET. A live audio webcast of the conference call and the related supplemental financial information will be accessible on the Company’s website at http://investors.secureworks.com. The webcast and supplemental information will be archived at the same location for one year.
Operating Metrics

Annual Recurring Revenue. The Company defines recurring revenue as the value of its subscription contracts as of a particular date. Because the Company uses recurring revenue as a leading indicator of future annual revenue, it includes operational backlog. Operational backlog is defined as the recurring revenue associated with pending contracts, which are contracts that have been sold but for which the service period has not yet commenced.
Non-GAAP Financial Measures
This press release presents information about the Company’s non-GAAP revenue, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating income (loss), non-GAAP net  income (loss), non-GAAP earnings (loss) per share and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with accounting principles generally accepted in the United States of America (“GAAP”). A reconciliation of each of the foregoing non-GAAP financial measures to the most directly comparable GAAP financial measure is provided below for each of the fiscal periods indicated.

Special Note Regarding Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. In some cases, you can identify these statements by such forward-looking words as “anticipate,” “believe,” “confidence,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “outlook,” “should,” “will” and “would,” or similar words or expressions that refer to future events or outcomes. Such forward-looking statements reflect the Company’s current analysis of existing trends and information. These forward-looking statements represent the Company’s judgment only as of the date of this press release.

Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of risks, uncertainties and other factors, including those relating to, among others: the Company’s ability to achieve or maintain profitability; the Company’s ability to enhance its existing solutions and technologies and to develop or acquire new solutions and technologies; the rapidly evolving market in which the Company operates; the Company’s reliance on personnel with extensive information security expertise; fluctuations in the Company’s quarterly results and other operating measures; intense competition in the Company’s markets; the Company’s ability to attract new customers, retain existing customers and increase its annual contract values; the Company’s reliance on customers in the financial services industry; the Company’s ability to manage its growth effectively; the Company’s ability to maintain high-quality client service and support functions; terms of the Company’s service level agreements with customers that require credits for service failures or inadequacies; the Company’s ability to continue expansion of its sales force; the Company’s long and unpredictable sales cycles; risks associated with the Company’s international sales and operations; the effect of Brexit on the Company’s operations; the Company’s ability to expand its key distribution relationships; the Company’s technology alliance partnerships; real or perceived defects, errors or vulnerabilities in the Company’s solutions or the failure of its solutions to prevent a security breach; the risks associated with cyber attacks or other data security incidents; the effect of adverse legislative or regulatory tax changes or unfavorable outcomes in tax audits and other tax compliance matters; the ability of the Company’s solutions to interoperate with its customers’ IT infrastructure; the Company’s ability to use third-party technologies; the effect of evolving information security and data privacy laws and regulations on the Company’s business; the Company’s ability to maintain and enhance its brand; risks associated with the Company’s acquisition of other businesses; the Company’s recognition of revenue ratably over the terms of its managed security and threat intelligence contracts; estimates or judgments relating to the Company’s critical accounting policies; the Company’s exposure to fluctuations in currency exchange rates; the effect of governmental export or import controls on the Company’s business; the Company’s compliance with the Foreign Corrupt Practices Act and similar laws; the Company’s ability to maintain effective disclosure controls and procedures; the effect of natural disasters, public health issues and other catastrophic events on the Company’s ability to serve its customers, including the coronavirus (COVID-19) pandemic; the Company’s reliance on patents to protect its intellectual property rights; the Company’s ability to protect, maintain or enforce its non-patented intellectual property rights and proprietary information; claims by third parties of infringement of their proprietary technology by the Company; the Company’s use of open source technology; and risks related to the Company’s relationship with Dell Technologies Inc. and Dell Inc. and control of the Company by Dell Technologies Inc.

This list of risks, uncertainties and other factors is not complete. The Company discusses these matters more fully, as well as certain risk factors that could affect the Company’s business, financial condition, results of operations and prospects, under the caption “Risk Factors” in the Company’s annual report on Form 10-K, as well as in the Company’s other SEC filings.  Any or all forward-looking statements the Company makes may turn out to be wrong and can be affected by inaccurate assumptions the Company might make or by known or unknown risks, uncertainties and other factors, including those identified in this press release. Accordingly, you should not place undue reliance on the forward-looking statements made in this press release, which speak only as of its date. The Company does not undertake to update, and expressly disclaims any obligation to update, any of its forward-looking statements, whether as a result of circumstances or events that arise after the date the statements are made, new information or otherwise.
About Secureworks
Secureworks® (NASDAQ: SCWX) is a technology-driven cybersecurity leader that protects organizations in the digitally connected world. Built on proprietary technologies and world-class threat intelligence, our applications and solutions help prevent, detect and respond to cyber threats. Red Cloak™ software brings advanced threat analytics to thousands of customers, and the Secureworks Counter Threat Platform™ processes more than 300 billion threat events per day. We understand complex security environments and are passionate about simplifying security with Defense in Concert™ so that security becomes a business enabler. More than 4,000 customers across over 50 countries are protected by Secureworks, benefit from our network effect and are Collectively Smarter. Exponentially Safer.™
www.secureworks.com

Contact Information

Investor Inquiries:
Richie Downum
Investor Relations Director
404-235-1021
rdownum@secureworks.com

Media Inquiries:
Doreen Kelly Ruyak
Corporate Communications
202-744-9767
druyak@secureworks.com

(Tables Follow)

SECUREWORKS CORP.
Condensed Consolidated Statements of Operations and Related Financial Highlights
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended
	May 1, 2020	May 3, 2019
Net revenue	$141,181	$132,842
Cost of revenue	62,909	62,841
Gross margin	78,272	70,001
Research and development	24,073	22,642
Sales and marketing	37,452	38,193
General and administrative	27,516	23,638
Total operating expenses	89,041	84,473
Operating loss	(10,769)	(14,472)
Interest and other, net	993	268
Loss before income taxes	(9,776)	(14,204)
Income tax benefit	(2,240)	(5,934)
Net loss	$(7,536)	$(8,270)

Loss per common share (basic and diluted)	$(0.09)	$(0.10)

Weighted-average common shares outstanding (basic and diluted)	80,938	80,467

Percentage of Total Net Revenue
Gross margin	55.4%	52.7%
Research and development	17.1%	17.0%
Sales and marketing	26.5%	28.8%
General and administrative	19.5%	17.8%
Operating expenses	63.1%	63.6%
Operating loss	(7.6)%	(10.9)%
Loss before income taxes	(6.9)%	(10.7)%
Net loss	(5.3)%	(6.2)%
Effective tax rate	22.9%	41.8%

Note: Percentage growth rates are calculated based on underlying data in thousands

SECUREWORKS CORP.
Condensed Consolidated Statements of Financial Position
(in thousands)
(unaudited)

	May 1, 2020	January 31, 2020
Assets:
Current assets:
Cash and cash equivalents	$155,990	$181,838
Accounts receivable, net	116,791	111,798
Inventories, net	812	746
Other current assets	27,404	27,449
Total current assets	300,997	321,831
Property and equipment, net	24,541	27,606
Operating lease right-of-use assets, net	22,207	23,463
Goodwill	416,487	416,487
Intangible assets, net	173,069	180,052
Other non-current assets	76,628	78,592
Total assets	$1,013,929	$1,048,031
Liabilities and Stockholders' Equity:
Current liabilities:
Accounts payable	$26,629	$18,690
Accrued and other	64,321	98,855
Short-term deferred revenue	175,671	175,847
Total current liabilities	266,621	293,392
Long-term deferred revenue	14,260	12,690
Operating lease liabilities, non-current	23,246	24,669
Other non-current liabilities	50,284	50,400
Total liabilities	354,411	381,151
Stockholders' equity	659,518	666,880
Total liabilities and stockholders' equity	$1,013,929	$1,048,031

SECUREWORKS CORP.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended
	May 1, 2020	May 3, 2019
Cash flows from operating activities:
Net loss	$(7,536)	$(8,270)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	10,486	10,365
Stock-based compensation expense	5,887	4,916
Effects of exchange rate changes on monetary assets and liabilities denominated in foreign currencies	(856)	70
Income tax benefit	(2,240)	(5,934)
Provision for doubtful accounts	909	779
Changes in assets and liabilities:
Accounts receivable	(5,987)	5,221
Net transactions with parent	2,494	5,850
Inventories	(66)	(164)
Other assets	5,267	2,747
Accounts payable	8,495	8,965
Deferred revenue	1,291	3,264
Accrued and other liabilities	(38,481)	(30,834)
Net cash used in operating activities	(20,337)	(3,025)
Cash flows from investing activities:
Capital expenditures	(1,020)	(7,016)
Net cash used in investing activities	(1,020)	(7,016)
Cash flows from financing activities:
Taxes paid on vested restricted shares	(4,491)	(7,465)
Purchases of stock for treasury	—	(910)
Net cash used in financing activities	(4,491)	(8,375)
Net decrease in cash and cash equivalents	(25,848)	(18,416)
Cash and cash equivalents at beginning of the period	181,838	129,592
Cash and cash equivalents at end of the period	$155,990	$111,176

Non-GAAP Financial Measures
This press release presents information about the Company’s non-GAAP revenue, non-GAAP gross margin, non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP earnings (loss) per share and adjusted EBITDA, which are non-GAAP financial measures provided as a supplement to the results provided in accordance with GAAP. A detailed discussion of the Company’s reasons for including these non-GAAP financial measures, the limitations associated with these measures, the items excluded from these measures, and our reason for excluding those items are presented in “Management’s Discussion and Analysis of Financial Condition and Results of Operations - Non-GAAP Financial Measures” in our periodic reports filed with the SEC. The Company encourages investors to review its GAAP results in conjunction with the presentation of non-GAAP financial measures.

(Tables Follow)

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except per share data)
(unaudited)

	Three Months Ended
	May 1, 2020	May 3, 2019
GAAP and non-GAAP revenue	$141,181	$132,842

GAAP gross margin	$78,272	$70,001
Amortization of intangibles	3,460	3,410
Stock-based compensation expense	355	260
Non-GAAP gross margin	$82,087	$73,671

GAAP research and development expenses	$24,073	$22,642
Stock-based compensation expense	(1,291)	(1,176)
Non-GAAP research and development expenses	$22,782	$21,466

GAAP sales and marketing expenses	$37,452	$38,193
Stock-based compensation expense	(741)	(781)
Non-GAAP sales and marketing expenses	$36,711	$37,412

GAAP general and administrative expenses	$27,516	$23,638
Amortization of intangibles	(3,524)	(3,524)
Stock-based compensation expense	(3,500)	(2,699)
Non-GAAP general and administrative expenses	$20,492	$17,415

GAAP operating loss	$(10,769)	$(14,472)
Amortization of intangibles	6,984	6,934
Stock-based compensation expense	5,887	4,916
Non-GAAP operating income (loss)	$2,102	$(2,622)

GAAP net loss	$(7,536)	$(8,270)
Amortization of intangibles	6,984	6,934
Stock-based compensation expense	5,887	4,916
Aggregate adjustment for income taxes	(2,803)	(5,467)
Non-GAAP net income (loss)	$2,532	$(1,887)

GAAP loss per share	$(0.09)	$(0.10)
Amortization of intangibles	0.09	0.09
Stock-based compensation expense	0.07	0.06
Aggregate adjustment for income taxes	(0.03)	(0.07)
Non-GAAP earnings (loss) per share *	$0.03	$(0.02)

* Sum of reconciling items may differ from total due to rounding of individual components

GAAP net loss	$(7,536)	$(8,270)
Interest and other, net	(993)	(268)
Income tax benefit	(2,240)	(5,934)
Depreciation and amortization	10,486	10,365
Stock-based compensation expense	5,887	4,916
Adjusted EBITDA	$5,604	$809

SECUREWORKS CORP.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands)
(unaudited)

	Three Months Ended
Percentage of Total Net Revenue	May 1, 2020	May 3, 2019

GAAP gross margin	55.4%	52.7%
Non-GAAP adjustment	2.7%	2.8%
Non-GAAP gross margin	58.1%	55.5%

GAAP research and development expenses	17.1%	17.0%
Non-GAAP adjustment	(1.0)%	(0.8)%
Non-GAAP research and development expenses	16.1%	16.2%

GAAP sales and marketing expenses	26.5%	28.8%
Non-GAAP adjustment	(0.5)%	(0.6)%
Non-GAAP sales and marketing expenses	26.0%	28.2%

GAAP general and administrative expenses	19.5%	17.8%
Non-GAAP adjustment	(5.0)%	(4.7)%
Non-GAAP general and administrative expenses	14.5%	13.1%

GAAP operating loss	(7.6)%	(10.9)%
Non-GAAP adjustment	9.1%	8.9%
Non-GAAP operating income (loss)	1.5%	(2.0)%

GAAP net loss	(5.3)%	(6.2)%
Non-GAAP adjustment	7.1%	4.8%
Non-GAAP net income (loss)	1.8%	(1.4)%